Exhibit 4.3

Execution Version

SECOND SUPPLEMENTAL INDENTURE IN RESPECT OF SUBSIDIARY GUARANTEES

PERMIAN RESOURCES OPERATING, LLC

THE GUARANTOR PARTIES HERETO

and

COMPUTERSHARE TRUST COMPANY, N.A.,

AS TRUSTEE,

DATED AS OF SEPTEMBER 5, 2023

This Second Supplemental Indenture, dated as of September 5, 2023 (this “Second Supplemental Indenture”), is among Read & Stevens, Inc., a New Mexico corporation (the “New Subsidiary Guarantor”), Permian Resources Operating, LLC, a Delaware limited liability company (formerly, Centennial Resource Production, LLC, and, together with its successors and assigns, the “Company”), each existing Guarantor (the “Existing Guarantors”) under the Indenture referred to below, and Computershare Trust Company, N.A., as trustee (in such capacity, the “Trustee”).

W I T N E S S E T H

WHEREAS, Colgate Energy Partners III, LLC, a Delaware limited liability company (the “Original Issuer”) and the guarantors party thereto have heretofore executed and delivered to Wells Fargo Bank, National Association, as trustee (the “Former Trustee”), an indenture, dated as of January 27, 2021 (the “Base Indenture”), providing for the issuance of the Original Issuer’s 7.75% Senior Notes due 2026 (the “Notes”);

WHEREAS, pursuant to Section 7.09 of the Base Indenture, the Trustee acquired all or substantially all of the corporate trust business of the Former Trustee and became the successor Trustee under the Indenture;

WHEREAS, the Original Issuer, the Company, the Existing Guarantors and the Trustee have heretofore executed and delivered the First Supplemental Indenture, dated as of September 1, 2022 (the “First Supplemental Indenture”), which supplemented the Base Indenture (the Base Indenture, as so supplemented by the First Supplemental Indenture, the “Indenture”), pursuant to which the Company assumed, as a primary obligor, all of the Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture and all other obligations of the Original Issuer under the Indenture and the Notes as if it were the Original Issuer thereunder;

WHEREAS, Section 4.16 of the Base Indenture provides that, after the date of the Base Indenture, the Company is required to cause certain of its Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis with the other guarantors, all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein;

WHEREAS, pursuant to Section 9.01(h) of the Base Indenture, the Company, the Existing Guarantors, the New Subsidiary Guarantor and the Trustee are authorized to execute and deliver this Second Supplemental Indenture to amend or supplement the Indenture, the Notes or the Note Guarantees, without the consent of any Holder of Notes; and

WHEREAS, pursuant to Section 9.05 of the Base Indenture, the Trustee will sign any supplemental indenture authorized pursuant to Article 9 of the Base Indenture if the amendment or supplement does not adversely affect the rights, duties, liabilities, privileges, protections, benefits, indemnities or immunities of the Trustee.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. Capitalized terms used but not defined in this Second Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1 Agreement to be Bound. The New Subsidiary Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2 Guarantee. The New Subsidiary Guarantor hereby, on a joint and several basis with all the Existing Guarantors, agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Base Indenture including but not limited to Article 10 thereof.

SECTION 2.3 No Recourse Against Others. No director, manager, officer, member, partner, employee, incorporator or unitholder or other owner of Capital Stock of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claims based on, in respect of, or by reason of, such obligations or their creation. The waiver and release are part of the consideration for issuance of the Notes.

ARTICLE III

Miscellaneous

SECTION 3.1 Notices. Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing in the English language and delivered in Person or by first class mail (registered or certified, return receipt requested), electronic image scan, facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and the Guarantors:

Permian Resources Operating, LLC

300 N. Marienfeld St., Suite 1000

Midland, Texas 79701

Attn: Guy Oliphint

Email: guy.oliphint@permianres.com

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with a copy (which copy shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attn: John M. Greer

Email: john.greer@lw.com

If to the Trustee:

Computershare Trust Company, N.A.

CTSO Mail Operations

1505 Energy Park Drive

St. Paul, MN 55108

Attn: Permian Resources Operating, LLC (f/k/a Centennial Resource Production, LLC,

f/k/a Colgate Energy Partners III, LLC) Account Manager

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Second Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law.

(a) THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE.

(b) EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY (AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 3.4 Severability Clause. In case any provision in this Second Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

SECTION 3.5 Ratification of Indenture; Second Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Second Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

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SECTION 3.6 Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture, and each party hereto may sign any number of separate copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.7 Headings. The headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 3.8 Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the New Issuer, the Original Issuer, and the Guarantors, and the Trustee assumes no responsibility for the correctness of the same. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, and shall not be liable in connection therewith. The Trustee accepts the amendments of the Indenture effected by this Second Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

COMPANY:

Permian Resources Operating, LLC

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

[Signature page to Second Supplemental Indenture – 2026 Senior Notes]

NEW SUBSIDIARY GUARANTOR:

Read & Stevens, Inc., as the New Subsidiary Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

[Signature page to Second Supplemental Indenture – 2026 Senior Notes]

EXISTING GUARANTORS:

Permian Resources Corporation, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

Atlantic Exploration, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

Centennial Resource Management, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

Colgate Ranch, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

Tusker Midstream, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

[Signature page to Second Supplemental Indenture – 2026 Senior Notes]

Colgate Energy, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

Colgate Energy Development, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

Colgate Royalties, LP, as an Existing Guarantor

By: Colgate II Corp, LLC, its general partner

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

Colgate Production, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

Colgate II Corp, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

[Signature page to Second Supplemental Indenture – 2026 Senior Notes]

Permian Resources Management, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

Colgate Minerals, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

Tree Shaker Minerals, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

Hermosa Ranch, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

CL Energy, LLC, as an Existing Guarantor

By:	/s/ Guy Oliphint
Name: Guy Oliphint
Title: EVP and Chief Financial Officer

[Signature page to Second Supplemental Indenture – 2026 Senior Notes]

TRUSTEE:

Computershare Trust Company, N.A., as Trustee

By:	/s/ Tina D. Gonzalez
Name: Tina D. Gonzalez
Title: Vice President

[Signature page to Second Supplemental Indenture – 2026 Senior Notes]